UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 3, 2021

The Kraft Heinz Company
(Exact name of registrant as specified in its charter)

Delaware	001-37482	46-2078182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One PPG Place, Pittsburgh, Pennsylvania 15222
(Address of principal executive offices, including zip code)

(412) 456-5700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	KHC	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.
On September 3, 2021, The Kraft Heinz Company (the “Company”) reached a settlement with the Securities and Exchange Commission (the “SEC”), concluding and resolving in its entirety the SEC investigation previously disclosed by the Company. Under the terms of the settlement, the Company, without admitting or denying the findings in the administrative order issued by the SEC, has agreed to pay a civil penalty of $62 million and to cease and desist from violations of specified provisions of the federal securities laws and rules promulgated thereunder. The Company recorded an accrual for the full amount of the penalty in the second quarter of 2021, which was reflected in the Company’s financial results reported in its Quarterly Report on Form 10-Q for the period ended June 26, 2021.
The Company fully cooperated with the SEC over the course of its investigation. The SEC’s administrative order recognizes the steps taken by the Company to strengthen its internal control over financial reporting since the time periods covered by the investigation.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Kraft Heinz Company

Date: September 3, 2021	By:	/s/ Rashida La Lande
Rashida La Lande
Senior Vice President, Global General Counsel and Head of ESG and Government Affairs; Corporate Secretary

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